Exhibit 99.1

Pattern Energy Announces Closing of Public Offering of Class A Common Stock

SAN FRANCISCO, CALIFORNIA – July 28, 2015 – Pattern Energy Group Inc. (the “Company” or “Pattern Energy”) (NASDAQ: PEGI) (TSX: PEG) today announced that it has closed the previously announced underwritten public offering of its Class A common stock, par value $0.01 per share (“Class A Common Stock”). The Company sold 5,435,000 shares of its Class A Common Stock at a public offering price of $23.00 per share (the “Equity Offering”) for total gross proceeds of approximately $125 million. The underwriters of the Equity Offering have a 30-day option, exercisable until August 21, 2015, to purchase up to an additional 815,250 shares of Class A Common Stock, solely to cover over-allotments, if any.

The Company intends to use the net proceeds from the Equity Offering, together with the net proceeds from a concurrent private offering of $225 million aggregate principal amount of convertible senior notes, for the repayment of a portion of the outstanding indebtedness incurred in connection with the Company’s purchase of interests in the K2, Lost Creek and Post Rock wind projects, the acquisition of non-controlling interests in the Gulf Wind project, the prepayment of Gulf Wind project level indebtedness and general corporate purposes.

The Equity Offering was made through an underwriting group led by BMO Capital Markets, BofA Merrill Lynch and Citigroup, as joint book-running managers of the offering and the representatives of the underwriters.

The notes referred to herein were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act. In Canada, the notes were offered on a prospectus-exempt basis to accredited investors (as defined under applicable Canadian securities laws) who were also qualified institutional buyers.

A registration statement relating to the Company’s Class A Common Stock has been filed with the Securities and Exchange Commission (the “SEC”). The specific terms of the Equity Offering are described in a prospectus supplement that has been filed with the SEC in connection with the Equity Offering. The Equity Offering was made in Canada under a supplement to the Company’s MJDS shelf prospectus filed with Canadian securities regulatory authorities. Copies of the final prospectus supplement and/or Canadian MJDS shelf prospectus and supplement relating to the Equity Offering may be obtained from BMO Capital Markets, Attn: Equity Syndicate Department, 3 Times Square, New York, NY 10036, by telephone at (800) 414-3627 or by email at bmoprospectus@bmo.com; BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, by email at dg.prospectus_requests@baml.com; and Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146 or by email at prospectus@citi.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pattern Energy

Pattern Energy Group Inc. is an independent power company listed on The NASDAQ Global Select Market and Toronto Stock Exchange. Pattern Energy has a portfolio of 16 wind power projects, with a total owned interest of 2,282 MW, including the interests in the Gulf Wind facility it has agreed to acquire, in the United States, Canada and Chile that use proven, best-in-class technology. Pattern Energy’s wind power projects generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, including statements regarding the offerings and use of proceeds thereof. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, including the use of proceeds of the offerings, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained or incorporated by reference in the prospectus supplement filed with the SEC and applicable Canadian securities regulatory authorities, the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. The risk factors and other factors noted in these documents could cause actual events or the Company’s actual results to differ materially from those contained in any forward-looking statement.

FOR FURTHER INFORMATION PLEASE CONTACT:

Investor Relations

Ross Marshall

(416) 526-1563

ross.marshall@loderockadvisors.com

Media Relations

Matt Dallas

(917) 363-1333

matt.dallas@patternenergy.com

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